UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2019

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09712	62-1147325
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation or organization)

8410 West Bryn Mawr, Chicago, Illinois 60631
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

□	Emerging growth company

□
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
This Current Report on Form 8-K is being filed by United States Cellular Corporation (U.S. Cellular) to describe and file as an Exhibit a form of agreement with respect to "named executive officers" of U.S. Cellular as specified in paragraph (e) of Item 5.02 of Form 8-K.

2019 Executive Officer Annual Incentive Plan
As of April 2, 2019, the U.S. Cellular 2019 Executive Officer Annual Incentive Plan (2019 Executive Plan) was approved both by U.S. Cellular’s Chairman and by U.S. Cellular’s President and Chief Executive Officer.  Neither the Chairman nor the President and Chief Executive Officer participate in such plan.
The purposes of the 2019 Executive Plan are: to provide incentive for the executive officers of U.S. Cellular to extend their best efforts towards achieving superior results in relation to key business performance targets; to reward U.S. Cellular executive officers in relation to their success in meeting and exceeding the performance targets; and to attract and retain talented leaders in positions of critical importance to the success of U.S. Cellular.  Eligible participants in the 2019 Executive Plan are all executive officers of U.S. Cellular, who are defined in the 2019 Executive Plan as all Executive Vice Presidents.
The following performance measures will be considered for the purposes of the 2019 Executive Plan:

Performance Measures	Component Weighting	Overall Plan Weighting
Consolidated Total Operating Revenues	35%	21%
Consolidated Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization, and Accretion	30%	18%
Consolidated Capital Expenditures	20%	12%
Customer Engagement	15%	9%
Company Performance		60%
Chairman Assessment on Strategic Initiatives		10%
Individual Performance		30%

General Bonus Information
It is anticipated that bonuses for 2019 will be paid in March 2020 on or before March 15, 2020 (bonus payout date), or as soon as administratively practicable after March 15, 2020, but in no event later than December 31, 2020. However, in the event of a payout in connection with retirement or death, the bonus will be paid as soon as administratively possible following such retirement or death, but no later than the bonus payout date.  No bonus is due unless an executive officer remains employed through the bonus payout date except that an executive officer who separates due to retirement or death is eligible for a pro-rated bonus.  In addition, the President and CEO may approve a bonus, or a pro-rated bonus, for an executive officer who is not employed through the bonus payout date.

Any compensation earned or paid pursuant to the 2019 Executive Plan is subject to forfeiture, recovery by U.S. Cellular or other action pursuant to any clawback or recoupment policy which U.S. Cellular may adopt from time to time, including without limitation any such policy which U.S. Cellular may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
The foregoing description of the 2019 Executive Plan is not purported to be complete with respect to the material terms of such plan and is qualified by reference to the complete 2019 Executive Plan for the material terms of such plan, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits
(d)          Exhibits:

Exhibit Number	Description of Exhibit

10.1	United States Cellular Corporation 2019 Executive Officer Annual Incentive Plan Effective January 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES CELLULAR CORPORATION
(Registrant)

Date:	April 5, 2019	By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer
(principal financial officer)